EXHIBIT 11

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
The 44 Wall Street Equity Fund, Inc.


         We hereby consent to the use of our report dated August 10, 1995 on the financial statements of The 44 Wall Street Equity Fund, Inc. (to be known as "Matterhorn Growth Fund, Inc."), referred to therein in Post-Effective Amendment No 17 to the Registration Statement on Form N-lA, File No. 2-67610, as filed with the Securities and Exchange Commission.

           We also consent to the reference to our firm in the Prospectus under the caption, "Financial Highlights" and "Accountants".



                                          MCGLADREY & PULLEN, LLP


New York, New York
January 12, 1996